CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to all references to our firm in the Post-Effective Amendment No. 14 to the Registration Statement of the Pauze Funds.

/s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 1, 1999